Exhibit 99.1

STABILIS SOLUTIONS SECURES $10 MILLION CREDIT FACILITY
Houston, April 13, 2021 — Stabilis Solutions, Inc. (“Stabilis” or the “Company”) (OTCQX: SLNG), a leading provider of energy transition services including hydrogen and liquified natural gas (“LNG”) fueling solutions, today announced that it has secured a $10 million credit facility that will be used to support the Company’s working capital requirements. The credit facility is being provided by Ameristate Bank in conjunction with the U.S. Department of Agriculture’s (“USDA”) Business & Industry Loan Program. Ark-La-Tex Financial Consultants, L.L.C. acted as broker and consultant on the transaction.
“I am pleased to announce the closing of this credit facility that will help Stabilis fund the working capital we need to accelerate our growth,” said Jim Reddinger, Stabilis’ President and Chief Executive Officer. “As the energy transition accelerates, we see significant growth opportunities ahead of us and we appreciate the support of our partners in this transaction.”
The credit facility has a 10-year term and allows Stabilis to draw a principal amount of up to $10 million during the first 3 years of the agreement. The note is interest bearing only for the first three years and fully amortizing beginning in the fourth year. The note bears a fixed interest rate of 5.75% through April 8, 2026 and U.S. Prime Rate plus 2.5% thereafter. The note is secured by a portion of Stabilis’ cryogenic rolling stock.
Joe Geisler, Vice President of Ameristate Bank, commented “We are pleased to partner with Stabilis and the USDA on this strategic financing. Stabilis’ role in providing cleaner fuel solutions for the ongoing energy transition positions them well for continued growth and profitability and demonstrates Ameristate’s commitment to providing creative financing solutions for its customers.”
About Stabilis
Stabilis Solutions, Inc. is a vertically integrated energy transition company that provides clean energy solutions to our customers. Our solutions include small-scale liquefied natural gas (“LNG”) production, distribution and fueling services to multiple end markets in North America.  Stabilis also provides hydrogen fueling services to its customers. Stabilis has safely delivered over 250 million gallons of LNG through more than 25,000 truck deliveries during its 16-year operating history in the LNG industry, which we believe makes us one of the largest and most experienced small-scale LNG providers in North

America.  Stabilis’ customers use LNG and hydrogen as a fuel sources in a variety of applications in the industrial, energy, mining, utilities and pipelines, commercial, and high horsepower transportation markets. Stabilis’ customers use LNG and hydrogen as alternatives to traditional fuel sources, such as distillate fuel oil and propane, to lower fuel costs and reduce harmful environmental emissions.  Stabilis’ customers also use LNG as a “virtual pipeline” solution when natural gas pipelines are not available or volumes are curtailed.  To learn more, visit www.stabilis-solutions.com.
Cautionary Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 and within the meaning of Section 27a of the Securities Act of 1933, as amended, and Section 21e of the Securities Exchange Act of 1934, as amended. Any actual results may differ from expectations, estimates and projections presented or implied and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “can”, “believes,” “expects,” “could,” “will,” “plan,” “may,” “should,” “predicts,” “potential” and similar expressions are intended to identify such forward-looking statements.
Such forward-looking statements relate to future events or future performance, but reflect the parties’ current beliefs, based on information currently available. Most of these factors are outside the parties’ control and are difficult to predict. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. Factors that may cause such differences include, among other things: the future performance of Stabilis, future demand for and price of LNG, availability and price of natural gas, unexpected costs, and general economic conditions.
The foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in our quarterly reports on Form 10‐Q and annual reports on Form 10‐K, which are available on the SEC’s website at www.sec.gov or on the Investors section of our website at www.stabilis-solutions.com. All subsequent written and oral forward-looking statements concerning Stabilis, or other matters attributable to Stabilis, or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made.
Stabilis does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

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Investor Contact:
Rich Cockrell
CG Capital
877.889.1972
investorrelations@cg.capital

Andrew Puhala
Chief Financial Officer
832-456-6500
ir@stabilis-solutions.com

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